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                                                                   EXHIBIT 10.22

                         DIRECTOR'S EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

               CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED

                                       AND

                               [NAME OF DIRECTOR]

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THIS AGREEMENT is made and entered into on [-], 2004 by and between the following parties:

Party A: CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED ("CNC (HK)"), a company duly incorporated and validly existing under the laws of Hong Kong Special Administrative Region ("Hong Kong") with limited liability, with its registered address at: 59/F, Bank of China Tower, 1 Garden Road, Hong Kong, and

Party B: [Name of the Director], his / her address is [-]

BOTH PARTIES HEREBY AGREE AS FOLLOWS:

1.    TERM OF VALIDITY OF THIS AGREEMENT

1.1 Party B shall commence his / her appointment as a Director of Party A as from the date stipulated under Clause 1.2 of this Agreement.

1.2 This Agreement shall be valid from the date when Party A passed the board resolution in accordance with its articles of association in respect of appointing Party B as the Director of Party A until the date when Party B retires from his or her appointment in the Annual General Meeting of Party A in accordance with the articles of association of Party A or termination in advance in accordance with Clause 7 of this Agreement. ("THE TERM OF APPOINTMENT")-

2     REMUNERATION AND BENEFITS

2.1 The Board of Directors of Party A shall determine the remuneration and the benefits of Party B in his or her capacity as the Director of Party A and in his or her capacity as a committee member of the relevant Directors' Committee (if so).

2.2 Party A shall reimburse Party B at appropriate times in respect of all the reasonable expenses incurred by Party B in carrying out his or her duties as the Director of Party A (such as travelling expenses, communications expenses, etc).

2.3 Party A shall agree to buy insurance on directors' liabilities and pay the premium for Party B. Party A shall also ensure that the aforesaid insurance policy is valid within the Term of Appointment. Party A shall have the right to choose the insurance company and determine the provisions in respect of the insurance on directors' liabilities.

3     INDEMNITY CLAUSE

3.1 Subject to compliance with the articles of association of Party A and the Companies Ordinance of Hong Kong, Party B shall be indemnified from the assets of the Company in respect of all the

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      expenses, fees, expenditure, loss and liabilities incurred and paid to third party arising from Party B carrying out his or her duties or engaging in other activities relevant to the carrying out of his or her duties; Party B shall not be liable in respect of the conduct, income, negligence or default of any other directors or other senior officers of the Company, or in respect of the loss sustained or expenditure incurred by the Company resulted from the encumbrances or imperfections in the property title acquired at the instruction of any director acting for or on behalf of the Company, or in respect of the encumbrances or imperfections in the securities invested with the Company's funds, or in respect of the loss or damages arising from the bankruptcy, insolvency of any person acting as custodian for the Company's funds, securities or property or from any tortious act, or in respect of the loss arising from its misjudgment, inactions, default or negligence, or in respect of any other loss, damages or misfortunes arising in the course of carrying out his or her duties or engaging in the relevant activities. (save where those caused by the dishonesty of the Director).

4     DUTIES OF PARTY B

4.1 Within the Term of Appointment, Party B shall use his or her best endeavour to carry out his or her duties and legal obligations as the Director of Party A. Party B shall also use his or her best endeavour to execute the matters instructed by Party A in accordance with this Agreement and Party B shall report to the Board of Directors of Party A directly. In addition, Party B shall agree to be appointed as a member of the relevant committees of the Board of Directors in accordance with the requests of the Board of Directors of Party A.

4.2 Within the Term of Appointment, Party B shall disclose his or her (and his or her immediate family members) shareholding interests in Party A and the subsidiaries of Party A to The Stock Exchange of Hong Kong Limited ("HONG KONG STOCK EXCHANGE") and Party A in accordance with the requirements and stipulations of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) ("SECURITIES AND FUTURES ORDINANCE"), and Party B shall comply with the "Model Code for Securities Transactions by Directors of Listed Issuers" in Appendix 10 of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the "LISTING RULES") set out by the Hong Kong Stock Exchange or the relevant stipulations or requirements as announced by the Hong Kong Stock Exchange from time to time.

4.3 Within the Term of Appointment, Party B shall disclose his or her interests or that of his or her associates (as defined in the Listing Rules) to Party A in respect of any connected transactions (as defined in the Listing Rules) in Party A, and Party B shall agree to give up his or her voting rights in the board meetings in respect of the voting of the aforesaid connected transactions.

4.4 Party B shall serve Party A honestly and diligently and Party B shall use his or her best endeavour to enhance the business and interests of Party A and to protect all the assets of Party A as well as

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      complying with the provisions of this Agreement, the articles of association of Party A, the Listing Rules, the Securities and Futures Ordinance and any other applicable laws and regulations.

4.5 Party B shall act in accordance with his or her powers and duties in his or her capacity as the Director of Party A. Party B shall also comply with and use his or her best effort (including but not limited to seeking professional advice at appropriate times if he or she thinks fit) to ensure that Party A complies with all the applicable laws, the Listing Rules, the "Codes on the Takeovers and Mergers of Hong Kong Companies", the "Codes on Share Repurchases" and any other laws and regulations related to securities applicable to Party A or its directors from time to time.

5     SECURITIES TRANSACTIONS

      In the course of engaging in any transactions on shares, securities or other securities transactions, Party B should comply with each and every applicable laws, regulations and guidelines, including but not limited to, the relevant stipulations set out by the Hong Kong Stock Exchange, Hong Kong Securities and Futures Commission and other relevant regulatory bodies, rules of places where Party A's securities are listed, other than Hong Kong, the articles of association of Party A and other relevant internal regulations.

6     CONFIDENTIALITY

      Within or after the Term of Appointment (save as to fulfilling his or her duties properly), Party B shall not disclose or divulge to any persons any confidential information or other business information in respect of Party A obtained as a result of his/her employment with Party A. In addition, Party B shall not disclose or divulge the above-mentioned information with a view to obtaining personal benefits for himself or herself or obtaining benefits to any persons other than Part A. Party B shall use his or her endeavour to avoid any confidential information being disclosed or misused by others.

7     TERMINATION OF AGREEMENT

7.1 If Party B was dismissed by the Annual General Meeting of Party A in respect of his or her duties as the Director of Party A, this Agreement shall terminate automatically.

7.2   This Agreement can be terminated based on the following reasons:

      7.2.1 The term of this Agreement has expired;

      7.2.2 Both parties agree to terminate this Agreement in advance;

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      7.2.3 Party B is unable to carry out his or her duties for a continuous period of more than [three months] or more than ninety (90) days within any single continuous period of fifty two (52) weeks because of his or her sickness, injuries or accidents, Party A may terminate this Agreement by one month's written notice to Party B; or

      7.2.4 The appointment of Party B can be terminated by either Party A or Party B giving the other party of not less than 60 days' written notice or after the payment in lieu of notice has been made to the other party.

7.3 If any of the following events takes place, Party A shall have the right to terminate Party B as the Director of Party A, and Party B cannot request to receive any compensation as such (however this provision shall not affect all the rights, compensation and benefits enjoyed by Party B in his or her capacity as an employee of the Company):

      7.3.1 Party B does not have proper reasons or is unable or refuses to carry out his or her duties efficiently and diligently that a normal director should be able to carry out;

      7.3.2 Party B lost his or her capacity in civil acts or was bankrupt;

      7.3.3 Party B was imposed criminal penalties (save as to minor traffic offences) in any places or countries or has committed dereliction of his or her duties;

      7.3.4 Party B is unable to execute his or her duties properly for an accumulated period of more than ninety (90) days within a continuous period of fifty two (52) weeks because of his or her bad health, accidents or other reasons.

      7.3.5 Party B was prohibited from acting as a Director by law, intentionally disobey legal and reasonable instructions, engaging in improper, deceptive or dishonest behaviour; and

      7.3.6 Party B has breached any of the stipulations under this Agreement.

7.4 After Party B has terminated his or her appointment (irrespective of the reasons why it was terminated or how it was terminated), Party B shall:

      7.4.1 immediately return all the properties, documents (including but not limited to notes, memorandums, correspondences and other media used for the purpose of recording, storing data or information) and other confidential information and business information originally controlled or held by Party A or its clients (Party B cannot retain any copies of those aforesaid documents and information);

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      7.4.2 immediately repay any unpaid debts or loans to Party A. Party A is hereby authorized within the scope permitted by the law to deduct all or part of those aforesaid debts or loans from the remuneration of Party B; and

      7.4.3 not allege that he or she has connections in any aspects with Party A or its members or its management thereafter.

8     NOTICES

8.1 Any notices or other means of communication between Party A and Party B can be given by sending postage-paid letters or by hand. Notices to Party A should be sent to the Hong Kong office of Party A. The address is 59/F, Bank of China Tower, No. 1, Garden Road, Hong Kong [the recipient being the "Company Secretary" of Party A] or other addresses and / or recipient that Party A notifies Party B in writing from time to time. Notices to Party B should be sent to [address] or other addresses that Party B notifies Party A from time to time.

8.2   In respect of notices or other means of communication sent by mail:

      (1) Notices from Party A shall be deemed to have been sent within forty eight (48) hours after they have been sent;

      (2) Notices from Party B shall not be deemed to have been received before Party A actually receives them.

9     NON-TRANSFER CLAUSE

      Party B shall not transfer any of his or her rights, duties and positions under this Agreement to others. Besides, the aforesaid rights, duties and positions are non-transferable.

10    MISCELLANEOUS

10.1 Party B shall agree to submit the required directors' declaration and undertakings to the Hong Kong Stock Exchange in accordance with the stipulations and requirements as set out in Form B of Appendix 5 of the Listing Rules. Those aforesaid declarations and undertakings include the professional background of Party B and the appointment of directorship of Party B in other companies, etc.

10.2 The expiry or early termination of this Agreement (irrespective of the reasons caused howsoever) shall not affect the validity of any provisions which shall continue to be valid after such expiry or early termination as expressly provided under this Agreement.

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10.3  This Agreement constitutes the entire agreement and understanding between
      Party A and Party B and it shall substitute any other oral or written agreements. If it is necessary to change or amend this Agreement, both parties must enter into another written agreement in respect of such amendments or changes.

10.4 If any provisions or stipulations under this Agreement have become or have been declared illegal, invalid and unenforceable by reasons whatsoever, the relevant provisions or stipulations shall be severed from this Agreement and shall be deemed to be deleted from this Agreement. Nevertheless, if that severance resulted in substantial effects or changes to the commercial basis in respect of this Agreement, both parties shall negotiate sincerely in order to make necessary or proper amendments or changes to this Agreement under such circumstances.

10.5 Even if either party exercises any rights, powers or indemnities once or partially under this Agreement, or if either party has not yet exercised or delay his or her exercise of those aforesaid rights, powers or indemnities, it shall not constitute as that party having waived those aforesaid rights, powers or indemnities or any other rights, powers or indemnities.

10.6 Any rights, powers or indemnities provided to either party under this Agreement are attached to this Agreement and they shall not affect or diminish other rights, powers and indemnities originally obtained by that party under this Agreement or under law.

11    APPLICABLE LAW

      The law applicable to this Agreement is the laws of the Hong Kong and it shall be interpreted by the laws of the Hong Kong. The relevant persons should submit his or her disputes to the Court of Hong Kong in respect of any matters in relation to the disputes involved between Party A and Party B and on the basis of this Agreement and Party B in his or her capacity as the Director of Party A.

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      Signature page

      CHINA NETCOM GROUP CORPORATION (HONG KONG) LIMITED

      By: _____________________________________________
      Legal Representative or Authorized Representative

      Date:

      [NAME OF PARTY B]

      By:
      Legal Representative or Authorized Representative

      Date:

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